UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2 )

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

December 10, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

(86 755 26612106)
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed by SinoHub, Inc. a Delaware corporation (the “Company”) in connection with the items described below. It amends the Current Report on Form 8-K filed by the Company with the Commission on December 14, 2009 , as amended solely for the purpose of filing a corrected version of Exhibit 10.1 that removes typographical errors caused by the conversion of the document from a PDF file into a Word document.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2009, B2B Chips, Limited (“B2B”), a wholly owned subsidiary of the Company entered into a Lease (the “Lease”) and related side letter with San On Investments No. 1 Limited for approximately 53,000 square feet of warehouse space at 22nd Floor, Tins Plaza, 3 San On Street, Tuen Mun, N.T. Kowloon, Hong Kong SAR for a monthly rent (including management fees) of about US$33,849.  B2B currently leases one half of the 17th floor at the same location.  The Lease commences on February 1, 2010 and ends on January 31, 2013. However, the side letter permits B2B to commence occupying the premises upon execution of the side letter through January 31, 2010 for the purpose of fitting out the premises.  The Lease and the side letter are attached to this Current Report as Exhibits 10.1-10.2.  The descriptions of the material terms of the Lease and the side letter contained in this Current Report are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Lease dated December 10, 2009 between San On Investments No. 1 Limited and B2B Chips, Limited
10.2	Side Letter dated December 10, 2009 between San On Investments No. 1 Limited and B2B Chips, Limited*

* Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2009.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: December 1 6 , 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Lease dated December 10, 2009 between San On Investments No. 1 Limited and B2B Chips, Limited
10.2	Side Letter dated December 10, 2009 between San On Investments No. 1 Limited and B2B Chips, Limited*

* Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2009.